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                               EXHIBIT 16.01

                         LETTER REGARDING CHANGE IN

                           CERTIFYING ACCOUNTANT

                      (Per Item 3 Part II was amended)



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[Letterhead]


                           Schvaneveldt & Company
                        Certified Public Accountant
                     275 East South Temple, Suite #300
                         Salt Lake City, Utah 84111
                               (801) 521-2392


Darrell T. Schvaneveldt, C.P.A.




February 16, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen;

I have read Item 3, Part II, of Form 10SB12G/A of Gene-Cell, Inc., and I am in agreement with the statements contained therein so far as they relate to my firm. I have no basis to agree or disagree with other statements of the registrant contained therein.



/S/ Schvaneveldt & Company
Schvaneveldt & Company


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